NEWS

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Information
Contact:

William R. Jellison                            FOR IMMEDIATE RELEASE
Senior Vice President and
Chief Financial Officer
(717) 849-4243


                             DENTSPLY International Inc.
             Reports Record Third Quarter 2006 Sales and Earnings


York, PA - November 1, 2006 -- DENTSPLY International Inc. (NASDAQ-XRAY) today announced record sales and earnings for the quarter ended September 30, 2006. Net sales increased 4.8% to $435.7 million compared to $416.0 million reported for the third quarter of 2005. Net sales, excluding precious metal content, increased 5.8% in the third quarter of 2006. U.S. dealer-based purchases ahead of price increases, along with continued strength in specialty products, benefited performance for the quarter. This was partially offset by product returns from approximately 200 distributors that were discontinued as part of our previously announced Strategic Partnership Program during the period.

Net income for the third quarter of 2006 was $49.4 million, or $0.31 per diluted share, compared to a net loss of $60.8 million, or $0.39 per diluted share in the third quarter of 2005. Net income in the third quarter of 2006 includes the net of tax impact of both expensing stock options of $3.6 million ($0.02 per diluted share) and of restructuring and other related items of $0.6 million. The third quarter of 2006 includes a net charge to income tax expense of $3.4 million ($0.02 per diluted share) from tax-related adjustments, while the third quarter of 2005 included a net of tax impact of $111.6 million ($0.71 per diluted share) for impairment of intangible assets associated with injectable anesthetic products and a net reduction of income tax expense of $1.1 million ($0.01 per diluted share) related to tax related adjustments.

On an adjusted basis, earnings, excluding restructuring and other related items and tax adjustments, but including the expensing of stock options in both periods, which constitutes a non-GAAP measure, were $52.2 million or $0.33 per diluted share in the third quarter of 2006, compared to $46.9 million or $0.30 per diluted share in the third quarter of 2005. This represents a 10.0% increase in diluted earnings per share on an adjusted basis. For a reconciliation of this non-GAAP measure to earnings per share calculated according to GAAP, see the attached table.

Gary Kunkle, Chairman and Chief Executive Officer, commented that, "We are pleased with the progress we are making on the important growth initiatives that we have implemented as we position the Company for continued growth in the future. During the quarter, we announced our Strategic Partnership Program in the U.S. This action will significantly enhance our customer specific intelligence and allow us to better focus selling and marketing activities on the dental professional, our end-user customer. Also during the quarter, we increased our focus on dental implant sales by combining the implant and endodontic sales organizations in the U.S. This better positions DENTSPLY to take further advantage of the continued rapid growth of the dental implant market."

Mr. Kunkle also stated, "We believe these actions will strengthen our long-term position within the dental industry and provide us with the ability to deliver solid performance in 2007. We are maintaining our previous earnings guidance for 2006 of $1.38-1.42, including the expensing of stock options, but excluding tax adjustments, and restructuring and other related items."

DENTSPLY has reviewed its prior accounting related to the classification of certain short-term investments. Based on this review, the Company has determined that the classification of these short-term investments should be revised from their prior presentation as cash equivalents. The Company plans to reclassify its short-term investments and restate the consolidated balance sheets and consolidated statements of cash flows included in its Form 10-K for the year ended December 31, 2005 and its Form 10Qs for the quarters ended March 31, 2006 and June 30, 2006 to reflect the required change. This restatement has no impact on net sales, net income, earnings per share, current assets, total assets, stockholders' equity, or cash flows from operating activities.

DENTSPLY will hold a conference call on Thursday, November 2, 2006 at 8:30 AM Eastern Time. To access the call, dial 800-289-0529 (for domestic calls) and 913-981-5523 (for international calls). The Conference I.D. # is 7946401. This conference call will be broadcast live on the Internet at www.dentsply.com. An audio replay of the conference call will be available for one week. To access the replay, please dial 888-203-1112 (for domestic calls) and 719-457-0820 for international calls). Conference I.D. # is 7946401.

DENTSPLY designs, develops, manufactures and markets a broad range of products for the dental market. The Company believes that it is the world's leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental injectable anesthetics, impression materials, orthodontic appliances, dental cutting instruments and dental implants. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding future events or the future financial performance of the Company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include, without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, uncertainty with respect to governmental actions with respect to dental products, outcome of litigation, continued support of our products by influential dental professionals, and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results.

For an additional description of risk factors, please refer to the Company's Annual Report on Form 10-K and its subsequent periodic reports on Form 10-Qs filed with the Securities and Exchange Commission.


Non-GAAP Financial Measures

DENTSPLY believes that the non-GAAP financial information provided in this release may be useful to investors for comparison purposes because the Company has historically provided similar information. The non-GAAP financial information should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with GAAP.



                                 DENTSPLY INTERNATIONAL INC.
                             CONSOLIDATED STATEMENTS OF INCOME
                            (IN THOUSANDS EXCEPT PER SHARE DATA)


                                                          THREE MONTHS ENDED     NINE MONTHS ENDED
                                                             SEPTEMBER 30,         SEPTEMBER 30,
                                                       --------------------- -----------------------

                                                          2006       2005        2006        2005
                                                       ---------- ---------- ----------- -----------
NET SALES                                               $435,725   $415,964  $1,339,165  $1,267,773
NET SALES - Ex Precious Metals                           394,845    373,119   1,201,784   1,142,660

COST OF PRODUCTS SOLD                                    209,814    206,962     650,964     622,547

GROSS PROFIT                                             225,911    209,002     688,201     645,226
 % OF NET SALES                                            51.8%      50.2%       51.4%       50.9%
 % OF NET SALES - Ex Precious Metals                       57.2%      56.0%       57.3%       56.5%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES                                  148,521    134,324     446,878     419,248

RESTRUCTURING AND OTHER OPERATING (INCOME) COSTS          (1,149)   131,311       6,184     131,351
                                                       ---------- ---------- ----------- -----------

INCOME FROM OPERATIONS                                    78,539    (56,633)    235,139      94,627
 % OF NET SALES                                            18.0%     -13.6%       17.6%        7.5%
 % OF NET SALES - Ex Precious Metals                       19.9%     -15.2%       19.6%        8.3%

NET INTEREST AND OTHER NON OPERATING (INCOME) EXPENSE         54      2,863        (621)      3,320
                                                       ---------- ---------- ----------- -----------


PRE-TAX INCOME                                            78,485    (59,496)    235,760      91,307

INCOME TAXES                                              29,036      1,309      76,991      45,170
                                                       ---------- ---------- ----------- -----------

NET INCOME                                                49,449    (60,805)    158,769      46,137
 % OF NET SALES                                            11.3%     -14.6%       11.9%        3.6%
 % OF NET SALES - Ex Precious Metals                       12.5%     -16.3%       13.2%        4.0%

EARNINGS PER SHARE
   -BASIC                                                 $ 0.32    $ (0.39)     $ 1.02      $ 0.29
   -DILUTIVE                                              $ 0.31    $ (0.39)     $ 1.00      $ 0.28


DIVIDENDS PER SHARE                                      $0.0350   $ 0.0300    $ 0.1050    $ 0.0900


WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
   -BASIC                                                153,968    157,789     156,246     159,810
   -DILUTIVE                                             157,153    157,789     159,344     162,713



                           DENTSPLY INTERNATIONAL INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)


                                                  SEPTEMBER 30,      DECEMBER 31,
                                                      2006               2005
                                                                      (Restated)
                                                ----------------   ---------------
ASSETS

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                         $   331,825        $   433,984
  SHORT TERM INVESTMENTS                                128,304                541
  ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET              296,066            254,822
  INVENTORIES, NET                                      236,279            208,179
  OTHER CURRENT ASSETS                                  144,533            132,517
                                                        --------           -------
     TOTAL CURRENT ASSETS                             1,137,007          1,030,043

PROPERTY,PLANT AND EQUIPMENT, NET                       320,779            316,218
GOODWILL, NET                                           969,778            933,227
IDENTIFIABLE INTANGIBLE ASSETS, NET                      67,826             68,600
OTHER NONCURRENT ASSETS, NET                             71,545             59,241
                                                        -------             ------

TOTAL ASSETS                                        $ 2,566,935        $ 2,407,329
                                                    ============       ===========


LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES                                $    763,362        $   741,234
LONG-TERM DEBT                                          329,202            270,104
OTHER LIABILITIES                                       144,542            111,311
DEFERRED INCOME TAXES                                    43,972             42,912
                                                   ------------       -----------
    TOTAL LIABILITIES                                 1,281,078          1,165,561

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES              212                188
STOCKHOLDERS' EQUITY                                  1,285,645          1,241,580
                                                     ----------          ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $ 2,566,935        $ 2,407,329
                                                   ============        ===========

                                 DENTSPLY INTERNATIONAL INC.
                             (IN THOUSANDS EXCEPT PER SHARE DATA)


Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Three Months Ended September 30, 2006:

                                                            Income       Diluted
                                                          (Expense)     Per Share
                                                         ------------- -------------
Net Income                                                  $   49,449       $  0.31

Restructuring (Income)Costs                                       (632)        (0.00)

Income Tax Related Adjustments                                   3,362          0.02
                                                         ------------- -------------
Adjusted Non-GAAP Earnings                                    $ 52,179       $  0.33
                                                         ============= =============



Three Months Ended September 30, 2005:

                                                            Income        Diluted
                                                          (Expense)      Per Share
                                                      ---------------  -------------
Net Income                                                   $(60,805)       $ (0.39)

Stock-Based Compensation Expense as Disclosed in Footnotes     (2,817)         (0.02)

Income Tax Related Adjustments                                 (1,091)         (0.01)

Restructuring Costs                                           111,618           0.71

Rounding                                                                        0.01
                                                        -------------  -------------
Adjusted Non-GAAP Earnings                                   $ 46,905         $ 0.30
                                                        =============  =============

                                   DENTSPLY INTERNATIONAL INC.
                             (IN THOUSANDS EXCEPT PER SHARE DATA)


Earnings Summary:

The following tables present the reconciliation of reported GAAP net income in total and on a per share basis to the non-GAAP financial measures.

Nine Months Ended September 30, 2006:

                                                            Income       Diluted
                                                          (Expense)     Per Share
                                                         ------------- -------------
Net Income                                                  $  158,769       $  1.00

Restructuring Costs                                              4,060          0.03

Income Tax Related Adjustments                                   4,011          0.03

Rounding                                                                       (0.01)
                                                         ------------- -------------
Adjusted Non-GAAP Earnings                                  $  166,840       $  1.05
                                                         ============= =============



Nine Months Ended September 30, 2005:

                                                            Income        Diluted
                                                          (Expense)      Per Share
                                                      ---------------  -------------
Net Income                                                  $  46,137         $ 0.28

Stock-Based Compensation Expense as Disclosed in Footnotes     (8,365)         (0.05)

Income Tax Related Adjustments                                 (3,199)         (0.02)

Restructuring Costs                                           111,597           0.69
                                                        -------------  -------------
Adjusted Non-GAAP Earnings                                  $ 146,170         $ 0.90
                                                        =============  =============